UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election or Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 21, 2019, the Board of Directors of Body and Mind Inc. (the “Company”) accepted the resignation of Leonard Clough as the Chief Executive Officer of the Company and the resignation of Darren Tindale as the Chief Financial Officer of the Company.

Also on August 21, 2019, following the resignations of Messrs. Clough and Tindale, the Board of Directors appointed Michael Mills as the President and Interim Chief Executive Officer of the Company, Dong Shim as the Chief Financial Officer of the Company and Darren Tindale as the Corporate Secretary.

As a result, the Company’s current directors and officers are as follows:

Name	Position
Michael Mills	President and Interim Chief Executive Officer
Dong Shim	Chief Financial Officer and Director
Leonard Clough	Director
Robert Hasman	Director
Kevin Hooks	Director
Scott Dowty	Director
Stephen ‘Trip’ Hoffman	Chief Operating Officer
Darren Tindale	Corporate Secretary

Michael Mills (age 50) has been Vice-President, Communications of the Company since June 2018. Prior to joining the Company, Mr. Mills was the President of Fairlawn Capital Partners Ltd., a consulting company offering finance, communications and capital market solutions to public and private businesses. Mr. Mills has experience in industries including media, manufacturing and technology and held increasingly senior roles at the Financial Post and National Post newspapers. Mr. Mills obtained a Bachelors of Business Administration from Bishop’s University.

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Dong Shim (age 36) has been a director of the Company from December 2016 to present. Mr. Shim is a partner and founder of Shim & Associates LLP (June 2013 to present) and Golden Tree Capital Corp. (November 2015 to present) providing accounting and other business advisory services to numerous companies in various industries. Mr. Shim is a director of National Securities Administrators Ltd. (May 2017 to present), Chief Financial Officer for E-Play Digital Inc. (November 2016 to present), Chief Financial Officer for Arizona Silver Exploration Inc. (August 2017 to present), Chief Financial Officer for Canamex Resources Corp. (August 2017 to present), Chief Financial Officer for Mission Ready Solutions Inc. (June 2017 to present), Chief Financial Officer for Organimax Nutrient Corp. (April 2018 to present), Chief Financial Officer for Vanc Pharmaceuticals Inc. (February 2018 to September 2018), and interim Chief Financial Officer of Reliq Health Technologies Inc. (November 2018 to present). Mr. Shim is a Chartered Professional Accountant in Canada and a Registered Certified Public Accountant in the state of Illinois, USA.

In addition, on August 21, 2019, the Board of Directors of the Company approved and granted in aggregate 2,850,000 stock options to certain directors, officers, employees and consultants of the Company having an exercise price of CDN$0.88 per share and an expiry date of five years from the date of grant. These stock options have vesting provisions of 25% six (6) months from the date of grant, 25% twelve (12) months from the date of grant, 25% eighteen (18) months from the date of grant and 25% twenty-four (24) months from the date of grant.

The following table below sets forth the stock options awarded to the Company’s current directors and officers on August 21, 2019:

Name	Number of Stock Options
Michael Mills (President and Interim CEO)	250,000
Dong Shim (CFO and Director)	250,000
Leonard Clough (Director)	350,000
Robert Hasman (Director)	250,000
Kevin Hooks (Director)	200,000
Scott Dowty (Director)	400,000
Stephen ‘Trip’ Hoffman (COO)	350,000
Darren Tindale (Corporate Secretary)	250,000

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On August 23, 2019, Body and Mind Inc. (the “Company”) issued a news release announcing the Company has granted an aggregate of 2,850,000 stock options (the “Options”) on August 21, 2019 in accordance with the Company’s stock option plan at an exercise price of CDN$0.88 per share for a term of five years expiring on August 21, 2024. The Options were granted to newly appointed management personnel, in addition to current directors, officers, employees and consultants of the Company.

The Options are subject to vesting provisions such that 25% of the Options vest six (6) months from the date of grant, 25% of the Options vest twelve (12) months from the date of grant, 25% of the Options vest eighteen (18) months from the date of grant and 25% of the Options vest twenty-four (24) months from the date of grant.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated August 23, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: August 27, 2019	By:	/s/ Michael Mills
Michael Mills
President and Interim CEO

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